MUTUAL FUND AND VARIABLE INSURANCE TRUST

AMENDED MULTIPLE CLASS PLAN

May 26, 2016

Fund	Shares Offered	Effective Date
Rational Dividend Capture Fund
	Class A Shares	June 23, 2006
	Class C Shares	September 26, 2013
	Institutional Shares	June 23, 2006

Rational Risk Managed Emerging Markets Fund
	Class A Shares	December 28, 2009
	Institutional Shares Class C Shares	December 28, 2009 February 26, 2016
Rational Real Strategies Fund
	Class A Shares	April 30, 2007
	Institutional Shares Class C Shares	April 30, 2007 February 26, 2016
Rational Defensive Growth Fund
	Class A Shares	June 23, 2006
	Class C Shares	September 26, 2013
	Institutional Shares	June 23, 2006
Rational Strategic Allocation Fund
	Class A Shares Class C Shares Institutional Shares	June 15, 2009 February 26, 2016 February 26, 2016
Catalyst Managed Futures Strategy VA Fund
	Class A Shares Class C Shares Institutional Shares	June 15, 2009 February 26, 2016 February 26, 2016
Rational Iron Horse Fund
	Class A Shares Class C Shares Institutional Shares	May 26, 2016 May 26, 2016 May 26, 2016
Rational Dynamic Momentum Fund
	Class A Shares Class C Shares Institutional Shares	May 26, 2016 May 26, 2016 May 26, 2016

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By:  /s/Jerry Szilagyi

Name: Jerry Szilagyi

Title: President